UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 19, 2008 (June 13, 2008)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 13, 2008, Credence Systems Corporation (the “Company”) entered into a Share Purchase Agreement with Credence Europa Limited (the “Seller”) and Advantest (Europe) GmbH (the “Purchaser”), pursuant to which the Company and Seller agreed to sell all of the shares of Credence Systems GmbH to the Purchaser (the “Agreement”). The transaction contemplated by the Agreement shall be known as the “Transaction”.

Pursuant to the terms of the Agreement, the Purchaser will purchase Credence Systems GmbH for US$5.0 million. In connection with the Transaction, the Purchaser will acquire all of Credence Systems GmbH’s assets and liabilities at the consummation of the Transaction. Such assets and liabilities include inventories, spares, plant property and equipment, and associated liabilities, in addition to all of Credence Systems GmbH’s contractual obligations with automotive customers including those obligations in connection with the Credence Falcon, Piranha and other legacy automotive product lines.

The consummation of the Transaction is anticipated to be on or before August 31, 2008.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, attached as Exhibit 10.1, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Share Purchase Agreement, dated June 13, 2008, by and between the Company, Credence Europa Limited and Advantest (Europe) GmbH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Kevin C. Eichler
Kevin C. Eichler
Chief Financial Officer

Date: June 19, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Share Purchase Agreement, dated June 13, 2008, by and between the Company, Credence Europa Limited and Advantest (Europe) GmbH.